SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 1996

SCI Systems, Inc.
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(Exact name of registrant as specified in its charter)


Delaware                             0-2251                  63-0583436
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(State or other jurisdiction)     (Commission File         (IRS Employer
    of incorporation)                Number)            Identification No.)

c/o SCI Systems (Alabama), Inc.
2101 West Clinton Avenue, Huntsville, Alabama          35805
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(Address of principal executive offices)            (Zip Code)

(302)          998-0592
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(Registrant's  telephone number, including area code)


Not Applicable
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(Former name or former address, if changed since last report)

Item 5.  Other Events.

The Company announced that it intends, subject to market conditions, to raise approximately $250,000,000 through the sale of convertible subordinated notes to institutional investors and non-U.S. investors (to be increased 15% if the customary underwriters' over-allotment option is exercised in full). The notes will be convertible into SCI common stock. The notes will mature in 2006 and will be non-callable for three years.

The Company plans to use the proceeds from the sale of the notes for acquisition funding and for general corporate purposes, including funding working capital and capital expenditures.

A copy of the Company's April 8, 1996, Press Release is attached hereto and is incorporated herein.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                SCI SYSTEMS, INC.


Date:  April 12 1996               By: /s/ Michael M. Sullivan
                                      -------------------------
                                      Michael M. Sullivan
                                      Secretary

                                 PRESS RELEASE
                            (For Immediate Release)


SCI SYSTEMS, INC. ANNOUNCES OFFERING OF

CONVERTIBLE SUBORDINATED NOTES

Contact:  Ron Sibold (205) 882-4131



Huntsville, Alabama, April 8, 1996 -- SCI Systems, Inc. (NASDAQ:SCIS) today announced that it intends, subject to market and other conditions, to raise approximately $250,000,000 through the sale of convertible subordinated notes to institutional investors and non-US investors ( to be increased 15% if the customary underwriters' over-allotment option is exercised in full). The notes will be convertible into SCI Common Stock. The notes will mature in 2006 and will be non-callable for three years.
The company plans to use the proceeds from sale of the Notes for acquisition funding and for general corporate purposes, including funding working capital and capital expenditures.
The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registrations.
This announcement does not constitute an offer to sell or the solicition of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.